EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 4, 1996, except as to Note 3 which is as of March 28, 1996, relating to the consolidated financial statements and schedule of The Lehigh Group Inc. and Subsidiaries, which is contained in this Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                     /s/ BDO Seidman, LLP
                                                     --------------------
                                                     BDO SEIDMAN, LLP


New York, New York
September 13, 1996